EX-99.23.a.ii

                    ANALYSTS INVESTMENT TRUST AMENDMENT NO. 1

                       AGREEMENT AND DECLARATION OF TRUST


         1. Pursuant to Section 4.1 of the Agreement and Declaration of
Trust of Analysts Investment Trust and effective upon execution of this document, the undersigned, being a majority of the trustees of Analysts Investment Trust, hereby establish one new series of shares of the Trust and designate such series the "Analysts Internet Fund" (the "Series"). The relative rights and preferences of each series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of Analysts Investment Trust.

         2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                  /S/
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                                  David L. Manzler, Sr.


                                  /S/
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                                  David L. Manzler, Jr.


                                  /S/
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                                  Walter E. Bowles, III


                                  /S/
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                                  Robert W. Buechner



                                  David J. Orth


                                  /S/
                                  ----------------------------------
                                  Anthony J. Schement